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                                                                   EXHIBIT 10.17

                             OFFICE BUILDING LEASE
                              SUNROAD PLAZA EAST

This Lease is dated as of June 17, 1997, between Landlord and Tenant (as defined below), who agree as follows:

1.   FUNDAMENTAL INFORMATION:

     a.   Landlord is M&S California Fund, L.P.

     b.   Tenant is INTEK Information, Inc.

     c. Lease term commences on the Commencement Date and shall continue for five (5) years and zero (0) months plus the portion of any month during which the term commences which is not a full calendar month.

     d.   Monthly rent (as of the Commencement Date) is $ SEE ADDENDUM
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     e.   Commencement Date is the first to occur of the following:

          i) the date on which Tenant takes possession of or commences business operations in the Premises (Tenant agreeing to do so as soon as possible);

          ii) the date on which the Tenant Improvements (as defined in paragraph 4.a. below) are substantially complete (as defined in paragraph 4.a. below); or

          iii) September 1, 1997 (which date is referred to herein as the "Latest Commencement Date").

     f.   Landlord's address for notices:    Maier & Siebel
                                             Wood Island, 4th Floor
                                             80 E. Sir Francis Drake Blvd.
                                             Larkspur, CA 94939

     g.   Tenant's address for notices: To the Premises

     h. Premises are those outlined on Exhibit A attached hereto and by this reference made a part hereof, consisting of approximately 8,308 rentable square feet, located on the second floor of the building located at 1455 Frazee Road, San Diego, California 92108 ("Building"), and designated as Suite No. 200.

     i.   Direct Operating Expense Base calendar year 1998.

     j.   Tenant's Percentage 3.81%.

     k.   Tenant's security deposit is $12,046.60.

     l. The specified use of the Premises is: general office and administration.

     m. Tenant shall be entitled to use thirty (30) non-reserved parking spaces twenty-two (22) of which are non-reserved and eight (8) of which are reserved and free during the initial term of this lease.

     n. Improvements to be installed are set forth on Exhibit B attached hereto and by this reference made a part hereof.

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     o.   Number of Exercise Facility Passes: Ten (10).

     p. Brokers are: John Burnham & Company represents the Landlord and John Burnham & Company and Glaze Commercial represent the Tenant.

2.   PREMISES

     Landlord leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord. The Premises are located within the Building indicated in paragraph l.h. of this Lease. Landlord reserves the right, exercisable without notice and without liability, to change the name and street address of the Building. This Lease is subject to the provisions herein set forth. Landlord makes no representations, express or implied, with respect to the legality, fitness, or desirability of the Premises for Tenant's Intended use. Tenant shall conduct its own investigation to its satisfaction with respect to zoning, local codes and regulations, and other matters affecting Tenant's ability to use the Premises for Tenant's intended use.

3.   RELOCATION OF PREMISES

     If Landlord requires the Premises for use in conjunction with another suite or other reasons connected with the Building planning program, upon notifying Tenant in writing, Landlord shall have the right to move Tenant to other space in the Building subject to the following terms and conditions:

     a. The new premises shall be substantially the same in size, dimensions, and configuration (including a double door entry onto the elevator lobby) as the Premises described in this Lease, and if the relocations occurs after the Commencement Date, shall be placed in that condition by Landlord at its cost.

     b. Landlord shall give Tenant at least thirty (30) days written notice of Landlord's intention to relocate the Premises.

     c. As nearly as practicable, the physical relocation of the Premises shall take place on a weekend and shall be completed before the following Monday. If the physical relocation has not been completed in that time, base rent shall abate in full from the time the physical relocation commences to the time it is completed. Upon completion of such relocation, the new premises shall become the "Premises" under this Lease.

     d. All reasonable costs incurred by Tenant as a result of the relocation shall be paid by Landlord.

     e. If the new premises are smaller than the Premises as it existed before the relocation, base rent shall be reduced proportionately.

     f. The parties hereto shall immediately execute an amendment to this Lease setting forth relocation of the Premises and the reduction of base rent, if any.

4.   POSSESSION

     a. Landlord shall substantially complete the improvements to the Premises to be provided by Landlord pursuant to paragraph 11.a. of this Lease (the "Tenant Improvements"), and deliver the Premises to Tenant on or before September 1, 1997 (the "Estimated Delivery Date"), subject to extension as provided in this paragraph 4. If the improvements in the Premises are not substantially complete on or before the Estimated Delivery Date, this Lease shall remain in full force and effect, provided that if such failure is not due to Tenant's Delay (as defined below), the Latest Commencement Date shall be extended to reflect the delay occasioned by such failure, and provided further, that in the event the improvements to the Premises are not substantially complete by December 1, 1997 (the "Delivery Deadline"), Tenant may thereupon terminate this Lease by written notice to Landlord before the date that is ten (10) days thereafter, in which event Landlord shall have no other or further liability or obligation hereunder to Tenant. In no event shall

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          Landlord have any liability to Tenant due to delay in completing the
          Premises. If there is any delay in substantial completion of the improvements to the Premises due to (a) Tenant's failure to timely perform its obligations under the Work Letter Agreement referenced in paragraph 11.a. of this Lease, (b) Tenant's changes to the space plan or the final plans after Tenant's initial approval thereof, (c) any failure by Tenant to pay any construction costs for which it is responsible under the terms of this Lease or the Work Letter Agreement, (d) any work performed by Tenant in the Premises, or (e) any other delay to the extend requested or caused by Tenant (collectively, "Tenant's Delay"), the Estimated Delivery Date and the Delivery Deadline shall each be extended by one day for each day of Tenant's Delay. No base rent (as referenced in paragraph 5 of this Lease) or additional rent shall accrue prior to the Commencement Date. If any delay in substantially completing the improvements to the Premises is occasioned by Tenant's Delay, the Latest Commencement Date shall be September 1, 1997. "Substantially complete" means that the Improvements to the Premises have been completed in accordance with the final plans agreed upon by Landlord and Tenant pursuant to the Work Letter Agreement, even though minor details, adjustments or punchlist items that do not materially interfere with Tenant's use or occupancy of the Premises for normal business operations may remain to be completed.

     b. Notwithstanding the foregoing, should Landlord tender possession of the Premises to Tenant prior to September 1, 1997, and Tenant elects to accept such prior tender, such occupancy shall be subject to all of the provisions of this Lease including the monthly rent as set forth in Subparagraph l.d. above, payable as of the date Tenant accepts such tender. If Tenant or its contractors, employees, agents, or other licensees or invitees should otherwise enter, use, or occupy the Premises prior to September 1, 1997, such entering, occupancy and use shall be subject to all of the provisions of this Lease.

     c. Tenant agrees, that by taking possession of the Premises, it acknowledges that it has inspected the Premises, that they are in good condition, and that it accepts the Premises in their then current condition, except that any latent defects in the construction and/or workmanship of the Tenant Improvements shall be repaired and/or replaced at no cost to the Tenant during the first twelve (12) months of the term of this Lease. In addition, if Tenant takes possession of the Premises prior to completion of the Tenant Improvements, this paragraph 4.c. shall not apply until the Tenant Improvements are substantially complete, provided that Tenant's acceptance of the Premises at such time shall be subject to the completion of any reasonable punchlist items.


5.   RENT

     a. Effective as of the Commencement Date (as accelerated if applicable) Tenant shall pay to Landlord the monthly base rent specified in subparagraph l.d., in advance, without offset, deduction, prior notice, or demand, and subject to adjustment as per subparagraph 4.b., on or before the first day of each month during the term. Base rent for any period during the term which is for less than one month shall be prorated based upon a thirty (30) day month.

     b. Upon the execution hereof, Tenant shall pay to Landlord the monthly base rent due and payable for the first full calendar month of the term and if the Commencement Date is not on the first day of a calendar month, then within five (5) days of the Commencement Date, Tenant shall pay to Landlord the prorated base rent for the first partial month of the Lease.

     c. All rent payable hereunder shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America which shall be legal tender at the time of payment at the Office of the Building or to such other person or at such other place as Landlord may from time to time designate in writing.

6.   DIRECT OPERATING EXPENSES

     a.   For purposes hereof:

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     i)   For purposes of this Paragraph 6, Parking Structure shall mean the
          Parking Structure adjacent to the Building as more particularly described in that certain Declaration of Covenants, Conditions and Restrictions for Parking Facility made as of January 26, 1987 by Landlord as Declarant, which was recorded on February 19, 1987, as document number 87-089650 of the Official Records of San Diego County, California.

     ii) "Direct Operating Expenses" means and includes all costs of owning, operating and maintaining of the Building and the land upon which it is located and fifty per cent (50%) of all costs of owning, operating, and maintaining of the Parking Structure and the land upon which it is located, including, without limitation, the following costs:

          a) Property tax costs consisting of real, possessory interest and personal property taxes, and general and special assessments imposed by any governmental authority or agency, any non-progressive tax on or measured by gross rentals, or any other costs levied, assessed or imposed by, or at the direction of, or resulting from statutes or regulations, or interpretations thereof, promulgated by any federal, state, regional, municipal or local government authority in connection with the use of occupancy or the Building, and any expenses, including cost of attorneys or experts, reasonably incurred by Landlord in seeking reduction by the taxing authority of the above-referenced taxes, less tax refunds obtained as a result of an application for review thereof;

          b) Operating costs consisting of costs incurred by Landlord in maintaining and operating the Building and the Parking Structure including (without limiting the generality of the foregoing) the following: cost of maintaining and operating the common areas inside and outside the Building and the Parking Structure including, without limitation, the lobby, restrooms, elevators, stairways, passageways, hallways, walkways, gardens, waterfalls, sidewalks and grounds; utilities, supplies, casualty and liability and such other insurance as Landlord may deem appropriate (including such endorsements as Landlord may elect to obtain); cost of reasonable and customary property management services (which may be performed by an affiliate of Landlord), the fair rental value of the Building office and the cost of compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the management, operation, maintenance and repair of the Building and the Parking Structure including, without limitation, engineers, janitors, foremen, floor waxers, window washers, watchmen and gardeners; and

          c) Amortization of such items or improvements as Landlord may have installed for the purpose of (1) reducing operating costs, to the extent reductions in cost are realized, or (2) compliance with governmental rules or regulations promulgated after completion of the Building. Capital improvements shall be amortized over their estimated useful life.

     iii) Notwithstanding the foregoing, "Direct Operating Expenses" shall not include the following:

          a)   advertising, marketing and promotional expenses;

          b) penalties, fines, late payment charges or interest incurred as a result of the late payment of any Direct Operating Expenses, including taxes, to the extent such penalties, fines, late payment charges or interest result from the actions or negligence of Landlord;

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          c)   costs of goods and/or services supplied by Landlord (including overhead and/or profit charged in connection therewith), to the extent that the resulting cost of such goods and/or services exceeds the cost of similar goods and services in comparable buildings in the San Diego business district when rendered by unaffiliated third parties on a competitive basis;

          d) depreciation, interest and amortization on mortgages or other debt costs or ground lease payments, if any;

          e) legal fees in connection with leasing, tenant disputes or enforcement of leases;

          f)   real estate brokers' leasing commissions;

          g) leasing concessions, including, without limitation, rent abatements, and improvements and alterations to tenant spaces;

          h) the cost of providing any service directly to and paid directly by, any tenant;

          i) costs of any items to the extent Landlord receives reimbursement from insurance proceeds or from a third party (such proceeds to be deducted from Direct Operating Expenses in the year in which received);

          j) capital expenditures, including payments under revenue bonds issued with respect to capital improvements, except those capital expenditures made primarily to reduce Direct Operating Expenses, or to comply with any laws or other governmental requirements; and

          k)   costs and expenses unrelated to the Building.

b. If the Direct Operating Expenses paid or incurred by Landlord exceed the Direct Operating Expense Base, Tenant shall pay Tenant's Percentage of such excess as additional rent pursuant to this subparagraph b. If the Direct Operating Expense Base is determined by adjustment to a certain percentage occupancy of the Building, then the actual Direct Operating Expenses in each year shall be adjusted to the same percentage occupancy for the purposes of this paragraph. Landlord shall furnish Tenant a statement showing, in reasonable detail, an estimate of the amount, if any, by which Landlord expects actual Direct Operating Expenses for the current year to exceed the Direct Operating Expense Base ("Landlord's Estimate"). Tenant shall pay together with its payments of monthly rent, an amount equal to one-twelfth (1/12) of Tenant's Percentage of Landlord's Estimate for the current year. Landlord shall, as soon as reasonably possible after each calendar year, deliver to Tenant a statement showing, in reasonable detail, the actual Direct Operating Expenses for the previous year, along with a calculation of Tenant's Percentage of the amount, if any, by which the actual Direct Operating Expenses exceed the Direct Operating Expense Base. If Tenant's obligation for Direct Operating Expenses for the prior year exceeds the amount of estimated payments made by Tenant during such prior year, Tenant shall pay Landlord the amount of such excess within thirty
     (30) days after Landlord submits a statement of the amount due. If Tenant's obligation for Direct Operating Expenses for any year is less than the amount paid by Tenant therefor during such year, the amount of such overpayment shall be credited against monthly installments of Direct Operating Expenses and/or rent next coming due. If any such overpayment remains unreimbursed at the termination of this Lease, Landlord shall apply such amount to any amounts which may be owing by Tenant to Landlord, and the remainder shall be promptly refunded to Tenant. Notwithstanding anything to the contrary contained in this subparagraph b., Tenant shall be entitled to no credit, refund or reduction in rent if actual Direct Operating Expenses are less than the Direct Operating Expenses Base. If this Lease commences or terminates on any day other than January lst, any additional payment or credit for any initial or final partial year shall be determined by pro rating such amount according to a three hundred sixty
     (360) day year.

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     c.   If Tenant or its employees, agents, guests, or invitees cause Landlord to incur costs of any kind in excess of standard routine maintenance and upkeep of the Building or the Parking Structure, Landlord may require Tenant to pay such costs directly to Landlord. If Landlord receives an insurance recovery with respect to any such cost, then Tenant shall pay to Landlord the amount of any deductible, along with the amount, if any, by which the actual cost exceeds the insurance proceeds immediately upon written demand by Landlord. Certain types of Tenant Improvements will increase the cost of maintenance and upkeep of the Premises to be incurred by Landlord (e.g., light fixtures which use unusually expensive bulbs or short-life bulbs, equipment requiring periodic maintenance not generally supplied by Landlord to its Tenants, equipment with unusual security needs, etc.). Tenant shall reimburse Landlord for any such increased costs, at such time or times as may be requested by Landlord. In addition, Landlord may at any time, at its option, cease performance of any such items of maintenance or upkeep of the Premises. Amounts collected from Tenant or other tenants shall not be charged back to Tenant as a Direct Operating Expense.

     d. Within thirty (30) days after Tenant's request, Landlord shall provide a written response to any questions that Tenant may have concerning the calculation of the Direct Operating Expenses for the immediately preceding calendar year. In the event of any reasonable good faith dispute or uncertainty as to said amounts, Tenant shall have the right, at its own expense, to conduct an audit of Landlord's books and records relating to the determination of Direct Operating Expenses, upon reasonable notice, during normal business hours for the immediately preceding year of the term of this Lease. Notwithstanding any such dispute or uncertainty, Tenant shall pay all base rent and all additional rent in accordance with the terms of this Lease. If Tenant, reasonably and in good faith, challenges Landlord's computations of the Direct Operating Expenses for the immediately preceding year, Tenant shall notify Landlord in writing of its objections. If Tenant's audit indicates that Tenant has been overcharged for the Direct Operating Expenses, Landlord shall revise its records and billings accordingly; provided, however, that if Landlord disputes the findings of Tenant's audit, then Landlord and Tenant shall mutually agree upon a nationally recognized firm of certified public accountants, and, if necessary, real estate consultants, which shall conduct an independent audit, and the findings of such firm shall be binding on the parties hereto. Within thirty (30) days after resolution of such dispute, the party which owes money to the other shall remit the sum owed. Tenant shall be responsible for the cost of its own audit and also for the cost of any audit by an independent accounting firm; provided, however, that if Tenant's audit or the audit conducted by the independent accounting firm, as the case may be, determines that Tenant has been overcharged by five percent (5%) or more for the Direct Operating Expenses for the immediately preceding year of the term of this Lease, then Landlord shall pay for or reimburse Tenant for the reasonable cost of Tenant's audit, and if an audit by an independent accounting firm was also conducted in accordance with the foregoing provisions of this Section 6.d, Landlord shall also pay for the cost of such independent audit; and provided further that if an independent audit is conducted and such audit determines that Tenant has been overcharged by five percent (5%) or more, but less than ten percent (10%) for the Direct Operating Expenses for the immediately preceding year of the term of this Lease, then Landlord and Tenant shall each pay one-half of the cost of such independent audit.

7.   SECURITY DEPOSIT

     a. Concurrently with the execution of the Lease, Tenant shall deliver to Landlord the amount set forth in subparagraph l.k. This amount shall be held by Landlord as a Security Deposit for the faithful performance of all of the provisions and conditions of this Lease to be kept and performed by Tenant hereunder. Landlord's obligation with respect to the Security Deposit is that of a debtor and not as a trustee. The Security Deposit may be commingled with rental receipts or other funds of Landlord or dissipated entirely, and no interest shall accrue thereon.

     b. If Tenant defaults with respect to the payment of rent or any other covenant contained herein, Landlord may use or retain all or any part of the Security Deposit for the payment of any rent or

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          any other sum in default, or for the payment of any amount which
          Landlord may spend or become obligated to spend by reason of Tenant's default. Landlord may also apply the security deposit toward costs incurred to repair damages to the Premises or to clean the Premises upon termination of this Lease. If any portion of the Security Deposit is so applied or used, Tenant shall, within five (5) days after written notice thereof, deposit an additional amount with Landlord sufficient to restore the Security Deposit to the amount set forth above, and Tenant's failure to do so shall constitute a breach of this Lease.

8.   TENANT'S PROPERTY TAXES

     Tenant shall pay, before delinquency, all taxes levied against, imposed upon, measured by, or resulting from or with respect to (a) any personal property or trade fixtures placed by Tenant in or about the Premises; (b) any improvements to the Premises in excess of Building standard improvements, whether owned by Landlord or Tenant; (c) the possession, lease, operation, management, maintenance, alteration, improvement, repair, use or occupancy of the Premises or any portion thereof; (d) this transaction or any document to which Tenant is a party creating or transferring any interest or estate in the Premises; (e) the cost and expenses of contesting the amount or validity of any of the foregoing taxes. If any such taxes are levied against Landlord or Landlord's property, and if Landlord pays the same, which Landlord shall have the right but not obligation to do regardless of the validity of such levy, Tenant shall, immediately upon demand, repay to Landlord the taxes so levied against Landlord

9.   USE

     Tenant shall use the Premises only for the specified use set forth in subparagraph 1.l., above, and shall not use or permit the Premises to be used for any other purposes. Tenant shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which will in any way increase the existing rate of or affect any fire or other insurance upon the building or any of its contents or cause cancellation of any insurance policy covering said Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose; nor shall Tenant cause, maintain, or permit any nuisance in, on, or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

10.  COMPLIANCE WITH LAW

     Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance, or government rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances, and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted relating to or affecting the condition, use, or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance, or governmental rule, regulation, or requirement, shall be conclusive of that fact as between Landlord and Tenant.

11.  ALTERATIONS AND ADDITIONS

     a. Landlord shall make certain improvements to the Premises as set forth in Exhibit B attached hereto. Said improvements shall proceed in accordance with the provisions of the certain "Work Letter Agreement" attached hereto, and executed by Landlord and Tenant.

     b. Tenant shall not make or suffer to be made any alterations, additions or improvements (collectively, "Alterations") to or on the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld provided that the

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          Alterations do not affect the Building's structure, safety, systems or aesthetics or cause the release of Hazardous Materials. Any
          Alterations to or on the Premises or any part thereof, including, but not limited to, wall covering, paneling, and built-in cabinet work, but excepting moveable furniture and trade fixtures, shall, upon the expiration of the term, become part of the realty, become the property of Landlord, and shall be surrendered with the Premises.

     c. In the event Landlord consents to the making of any Alterations to or on the Premises or any part thereof by Tenant, the same shall be made at Tenant's sole cost and expense. All Alterations to the Premises, including without limitation the initial Tenant Improvements, shall be constructed by Landlord or Landlord's contractor.

     d. Upon the expiration or sooner termination of the term hereof and upon written demand by Landlord, Tenant shall, forthwith and with all due diligence, at Tenant's sole cost and expense, remove any Alterations made by Tenant and designated for removal by Landlord at the time of the installation of such Alterations.

12.  REPAIRS

     a. Tenant shall, at Tenant's sole cost and expense, keep and maintain the Premises and every part thereof in good condition and repair. Tenant shall upon the expiration or sooner termination of this Lease surrender the Premises to Landlord in good condition, ordinary wear and tear excepted. Landlord shall have no obligation whatsoever to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, and the parties hereto affirm that Landlord has made no representations to Tenant respecting the condition of the Premises or the Building except as specifically herein set forth.

     b. Notwithstanding the provisions of paragraph 11.a. above, Landlord shall repair and maintain the structural portions of the Building unless such maintenance and repairs are caused in part or in whole by the act, neglect, fault, or omission of any duty by the Tenant, its agents, servants, employees or invitees, in which case Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in paragraph 21 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations, or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances, and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute, or ordinance now or hereafter in effect.

13.  LIENS

     Tenant shall keep the Premises and the property in which the Premises are situated free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's sole cost and expense, a lien and completion bond in an amount equal to one and one-half times the estimated cost of any improvements, additions, or alterations to be made to the Premises, to insure Landlord against any liability for mechanics' and materialmen's liens, and to insure completion of the work.

14.  ASSIGNMENT AND SUBLETTING

     a. Tenant shall neither voluntarily nor by operation of law assign, sell, encumber, pledge, or otherwise transfer all or any part of Tenant's leasehold estate hereunder, or permit any other person (excepting Tenant's agents and employees) to occupy the Premises or any portion thereof, without Landlord's prior written consent, which consent shall not be unreasonably withheld. Any assignment or other transfer or subletting proposed by Tenant shall be subject in each instance to the recapture option of Landlord set forth in subparagraph c. below. Landlord's consent shall be

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          based upon (i) a determination that the same type, class, nature, and quality of business, services, management, and financial soundness of ownership shall exist after such assignment or subletting and (ii) that each and every covenant, condition, and obligation imposed upon Tenant by this Lease and each and every right, remedy and benefit afforded Landlord by this Lease and the underlying purpose of this Lease is not thereby impaired or diminished. The reasonable determination by Landlord as to whether consent will be granted in any specific instance may be based on, without limitation, the following factors: (a) whether the transferee's use of the Premises will be compatible with the provisions of the Lease and the operation of the Building as a whole: (b) the extent to which the transferee will compete with other existing tenants of the Building; (c) the financial capacity of the transferee; (d) the business reputation of the transferee; (e) the transferee's intended use of the common areas and facilities; (f) the quality of the business operations of the transferee; (g) the business experience of the proposed transferee;
          (h) whether the transferee's business is likely to increase the risk of waste disposal or other environmental problems; and (i) whether the intended transferee is currently a tenant in the Building or is currently negotiating with Landlord for the occupancy of other space within the Building. This list of factors is not intended to be exclusive, and Landlord may rely on such other reasonable bases for judgment as may apply from time to time. Landlord shall not at any time be required to consent to any assignment, subletting, or other transfer to any party who is or was immediately prior to the transfer a tenant in the Building. Consent by Landlord to one or more assignments of this Lease or to one or more sublettings of the Premises shall not constitute a waiver of Landlord's right to require consent to any future assignment, subletting, or other transfer. If Tenant is a corporation, unincorporated association, or partnership, the transfer, assignment, or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) of all outstanding stock or interests, or liquidation thereof, shall be deemed an assignment within the meaning and provisions of this paragraph. The foregoing sentence shall not apply to any corporation or partnership which is a reporting company under the Securities Exchange Act of 1934. Tenant shall reimburse Landlord for Landlord's reasonable costs and attorney's fees incurred in conjunction with the processing and documentation of any required consent to assignment, subletting, transfer, change of ownership, or hypothecation of this Lease or Tenant's interest in and to the Premises.

     b. If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord (i) the name and legal composition of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment and all transfer documents relating to the proposed transfer; and (iv) such reasonable business and financial information as Landlord may request concerning the proposed subtenant or assignee. Any request for Landlord's approval of a sublease or assignment shall be accompanied with a check in such reasonable amount as Landlord shall advise for the cost of review and preparation, including reasonable attorney's fees, of any documents relating to such proposed transfer. The provisions and conditions of any proposed sublease or assignment must not be inconsistent with any provision of this Lease, and must address all matters contained in this Lease. In addition, the transferee must expressly assume all of the obligations of Tenant under this Lease. Notwithstanding the assumption of the obligations of this Lease by the transferee, no subletting or assignment, even with the consent of Landlord, shall relieve Tenant of its continuing obligation to pay the rent and perform all the other obligations to be performed by Tenant hereunder. The obligations and liability of Tenant hereunder shall continue notwithstanding the fact that Landlord may accept rent and other performance from the transferee. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any assignment or subletting.

     c. At any time within thirty (30) days after Landlord's receipt of the information specified in subparagraph b. above, Landlord may by written notice to Tenant elect to either (i) sublease or take an assignment of the Premises of the portion thereof as shall be specified in said notice upon the same terms as those offered to the proposed subtenant or assignee, as the case may be; or (ii) terminate this Lease as to the portion (including all) of the Premises so proposed to be subleased or assigned with a proportionate abatement in the rent payable hereunder. Upon the exercise by Landlord of either of the options provided herein, Landlord is free to lease the Premises or any part thereof to the proposed subtenant or assignee, or to any other party, on any terms. If Landlord does not exercise either option within said thirty (30) day period, but instead notifies Tenant in writing of its consent to the proposed sublease or assignment, then Tenant may thereafter within ninety (90) days after receipt of Landlord's written consent enter into a valid assignment or sublease of the Premises or portion thereof, to the party and upon the terms and conditions described in the information required to be furnished by Tenant to Landlord pursuant to subparagraph b. above. If Landlord takes no action within the thirty (30) day period, consent to the proposed assignment or sublease shall be deemed withheld.

     d. In no event shall Tenant display on or about the Premises or the Building any signs for the purpose of advertising the Premises for assignment, subletting or other transfer of rights.

     e. In the event of any assignment or subletting, Tenant shall not collect more than two months rent at any time in advance, and Tenant shall not collect a security deposit in excess of the monthly rent then payable by Tenant to Landlord hereunder. Any consideration paid by the assignee or subtenant that exceeds one hundred ten percent (110%) of the monthly rent then payable by Tenant to Landlord hereunder shall be due, owing and payable from Tenant to Landlord as and when received by Tenant.

     f. Any sale, assignment, mortgage or transfer of this Lease or subletting which does not comply with the provisions of this paragraph 13. shall be void and, at the option of Landlord, shall terminate this Lease.

     g. If Tenant requests consent to an assignment or sublease, and the Landlord refuses to give its consent, elects to terminate this Lease, or takes other action which is later determined by a court or arbitrator or mediator to be unreasonable or unlawful, Tenant's only remedy shall be specific enforcement of the right to assign or sublet; in no event shall Landlord be liable to any party for monetary damages in connection with its responses to requests for consent to assignment or subletting.

15.  HOLD HARMLESS

     a. Tenant shall indemnify, defend, and hold harmless Landlord from and against any and all claims, demands, liability, loss, or damage, whether for injury to or death of persons or damage to real or personal property, arising out of or in connection with the Premises, Tenant's use of the Premises, any activity, work, or other thing done, permitted, or suffered by Tenant in or about the Building, or arising from any reason or cause whatsoever in connection with the use or occupancy of the Premises by any party during the term of this Lease. This indemnification by Tenant shall include indemnity for the acts or omissions of Landlord and its agents, servants, and employees to the fullest extent allowed by law. Tenant shall further indemnify, defend, and hold harmless Landlord against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease or arising from any act or negligence of Tenant or any officer, agent, employee, guest, or invitee of Tenant, and from and against all costs, attorney's fees, expenses, and liabilities incurred as a result of any such claim or any action or proceeding brought thereon. In any case, action, or proceeding brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon, or about the Premises from any cause other than causes solely as a result of Landlord's negligent or intentional acts or omissions, and Tenant hereby waives all claims in respect thereof against Landlord. Tenant's obligation to indemnify under this paragraph shall include attorney's fees, investigation costs, and other reasonable costs, expenses, and liabilities incurred by Landlord. If the ability of Tenant to use the Premises or the Building is interrupted for any reason, Landlord shall not be liable to Tenant for any loss or damages occasioned by such loss of use, unless said interruption is solely as a result of Landlord's negligence or intentional misconduct.

     b. Landlord or its agents shall not be liable for any damage to property entrusted to employees of the Building, nor for loss or damage to any property by theft or otherwise, nor for any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, or rain which may leak from any part of the Building or from the pipes, appliances, or plumbing works therein or from the roof, street, or subsurface from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to, the intentional acts or omissions of Landlord, its agents, servants, or employees. Landlord, or its agents, shall not be liable for interference with the light or other incorporeal hereditament or loss of business by Tenant, nor shall Landlord be liable for any latent defect in the Premises or in the Building. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

     c. Landlord shall indemnity, defend and hold harmless Tenant from and against any and all claims, demands, liability, loss, or damage, whether for injury to or death of persons or damage to real or personal property, arising directly out of the active negligence or wilful misconduct of Landlord, its agents or employees.


16.  SUBROGATION

     Neither Landlord nor Tenant shall be liable to the other or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure, or other tangible property, or any resulting loss of income, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents, or employees if any such loss or damage is covered by insurance benefiting the part suffering such loss or damage. Landlord and Tenant hereby mutually release each other from liability and waive all right to recover against each other or against officers, employees, agents, guests, authorized assignees or subtenants, or representatives of each other for any loss or damage to any person or property caused by or resulting from risks insured against under any insurance policies carried by the parties; provided, however, this paragraph shall be inapplicable if it would have the effect, but only to the extent that it would have the effect, of invalidating any insurance coverage of Landlord or Tenant. The parties shall, to the extent available, cause each insurance policy obtained by it hereunder to provide a waiver of subrogation. In the event that the insurance company of Tenant does not waive the right of subrogation against Landlord and its insurance company, Tenant shall (i) maintain during the term of this Lease fire legal liability coverage with respect to the Premises and (ii) pay to Landlord upon demand Landlord's cost incurred in securing fire legal liability insurance protecting Landlord in the event of the destruction of Tenant's property. To the extent applicable, the provisions of this paragraph shall apply notwithstanding any other provisions set forth in this Lease.

17.  TENANT'S INSURANCE

     a. Tenant shall procure and maintain in force at all times during the term of this Lease a policy or policies of fire and extended coverage insurance (including vandalism, malicious mischief, and sprinkler leakage) with respect to its fixtures, personal property, any exterior signage affixed to the building, and equipment located in the Premises to the extent of at least ninety percent (90%) of their insurance value. Tenant shall also procure and maintain plate glass coverage with respect to the Premises. During the term of this Lease, the proceeds of any such policy or policies of insurance shall be used solely for the repair and replacement of the fixtures, personal property, any exterior signage affixed to the building, and equipment, or glass so insured. The amounts of such fire and extended coverage insurance shall be reasonably increased from time to time by Tenant, upon written demand from Landlord.

     b. Tenant shall procure and maintain at all times during the term of this Lease Workers' Compensation Insurance. Tenant shall also procure and maintain at all times during the term hereof Combined Single Limit Bodily Injury and Property Damage Insurance insuring Landlord and Tenant against any liability arising out of the use, occupancy, or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be in an amount not less than $1,000,000.00 per occurrence. The amount of such insurance shall be reasonably increased from time to time by Tenant, upon written demand from Landlord. This policy shall include broad form contractual liability and indemnity coverage which shall insure performance by Tenant of the indemnity and defense provisions in paragraph 14. above. The limits of said insurance shall not, however, be construed to limit the liability of Tenant under this Lease.

     c. Tenant shall procure and maintain at all times during the term of this Lease (i) business interruption insurance, (ii) personal injury insurance with endorsement deleting the employee liability exclusion,
          (iii) employee liability insurance, (iv) professional liability or errors and omissions insurance, (v) liability and bodily injury insurance covering both landlord and Tenant against any costs or claims arising in connection with the use of the Sunroad Exercise Facility by Tenant or its employees, agents, guests, or invitees, and
          (vi) during any period of alteration or construction by Tenant, Builder's all risk insurance which must include completed operations coverage. Landlord may, from time to time, require Tenant to reasonably increase the limits of any insurance required to be maintained by Tenant.

     d. The deductible amounts, if any, with respect to all insurance which Tenant is required to maintain hereunder shall not exceed $5,000 per claim or occurrence. The amount of the deductibles, if any, within this limitation shall be a business decision by Tenant; under no circumstances shall Landlord be required to reimburse Tenant for the amount of any deductible incurred by Tenant in connection with any insured event, even if the event resulting in the claim was caused or contributed to by Landlord or its agents, servants, or employees.

     e. All insurance which Tenant is required to maintain hereunder shall be on an occurrence basis and shall be with financially responsible insurance companies which companies shall be subject to the reasonable approval of Landlord. Within five (5) days after the execution of this Lease, Tenant shall notify Landlord in writing of the name of Tenant's insurer. Tenant shall deliver to Landlord prior to entry on the premises by Tenant certificates of insurance evidencing the existence and amount of such insurance, and showing Landlord as a named insured; provided that in the event Tenant fails to procure and maintain such insurance, Landlord may (but shall not be required to) procure same at Tenant's expense. All policies shall include a "severability of interest" endorsement with respect to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days prior written notice to Landlord by the insurer. Tenant shall, within twenty (20) days prior to the expiration of such policies furnish Landlord with renewals or binders, or Landlord may order such insurance and charge the cost to Tenant, which amount shall be payable by Tenant upon demand. All such policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry, and all policies shall include Tenant's employees as additional insureds. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by Tenant provided that such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease. Tenant shall, upon request from Landlord, immediately deliver to Landlord copies of all insurance policies (including the declarations pages) in effect with respect to Tenant's business and the Premises.

18.  SERVICE AND UTILITIES

     Landlord will provide electric sub-meter bases for the Premises, which will be paid for from the Tenant improvement allowance. Tenant shall make all arrangements for and pay for all electric service to the Premises and for all connection charges and billing deposits, if any, incurred therewith. The Building has a heating and air conditioning system (water source heat pump system) the utility and operating costs of which shall comprise a portion of the Direct Operating Expenses as hereinbefore defined. Landlord shall make available heating and air conditioning for the Building, including the Premises, Monday through Friday from 7:00 a.m. to 6:00 p.m., except legal holidays. The cost of this service shall be a Direct Operating Expense. If Tenant requests heating or air conditioning service after hours, during weekends, or on holidays, Landlord shall make available such services to the Premises for an additional charge of $20.00 per hour of use, or any part thereof. Landlord may increase such additional hourly charge if the costs of providing such services increase, provided that such increase reflects the actual increased cost of the service and does not incorporate any profit margin for Landlord for providing such additional services. Tenant shall make arrangements for and pay for all voice and data communications systems and equipment, including installation, wiring, and service and use charges. Other services and utilities, unless provided by Landlord (and the costs of which are included in the Direct Operating Expenses of the Building) shall be the responsibility of Tenant. Landlord shall not be responsible or liable to Tenant for interruption or stoppages of utilities or other services to the Building or the Premises.

19.  RULES AND REGULATIONS

     Tenant shall faithfully observe and comply with the rules and regulations that Landlord shall from time to time promulgate. Landlord reserves the right from time to time to make reasonable modifications to said rules and regulations. The additions and modifications to those rules and regulations shall be binding upon Tenant upon delivery of a copy of them to Tenant. Landlord shall not be responsible to Tenant for the nonperformance of any said rules and regulations by any other tenants or occupants.

20.  HOLDING OVER

     If Tenant should remain in possession of the Premises (i) after the expiration of the term of this Lease without executing a new lease, or (ii) after Landlord has declared a forfeiture by reason of a default by Tenant, then such holding over shall be construed at the sole option of Landlord as a tenancy at sufferance from month-to-month (requiring at least 30 days advance written notice from either party to the other prior to termination) subject to all the conditions, provisions and obligations of this Lease insofar as they are applicable to a month-to-month tenancy, except that the minimum monthly rental shall be one hundred fifty percent (150%) of the monthly rent last paid due, payable monthly in advance. Notwithstanding the foregoing, in the event Tenant fails to vacate the Premises and fulfill all of its obligations hereunder at the end of the term, Tenant shall be liable for all damages incurred by Landlord by reason of the latter's inability to deliver possession of the Premises or any portion thereof to any other person.

21.  ENTRY BY LANDLORD

     Landlord reserves and shall at any and all times have the right to enter the Premises, inspect the same, to show said Premises to prospective purchasers or tenants, to post notices of non-responsibility, and to alter, improve, or repair the Premises and any portion of the Building of which the Premises are a part that Landlord may deem necessary or desirable without abatement of rent and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character or the work to be performed, always providing that the entrance to the Premises shall not be blocked thereby, and further providing that the business of Tenant shall not be interfered with unreasonably. Tenant hereby waives any claim for damages or for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon, and about the Premises, excluding Tenant's vaults, safes, and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises without liability to tenant except for any failure to exercise due care for Tenant's property. Any entry to the Premises obtained by Landlord by any of said means or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an eviction of Tenant from the Premises or any portion thereof. Notwithstanding the foregoing, Landlord shall provide to Tenant at least twenty-four (24) hours notice prior to entering the Premises, except in the case of criminal activity, fire or other emergency, in which case no prior notice shall be required.

22.  RECONSTRUCTION

     a. In the event the Premises or the Building of which the Premises are a part are damaged by fire or other perils covered by extended coverage insurance, and the estimated cost of repairs is not in excess of available insurance proceeds, then Landlord shall forthwith repair the same and this Lease shall remain in full force and effect.

     b. In the event the Premises or the Building of which the Premises are a part are damaged as a result of any cause other than the perils covered by fire and extended coverage insurance, or the estimated cost of repairs is in excess of available insurance proceeds, then Landlord shall forthwith repair the same, provided the extent of the destruction is less than ten percent (10%) of the then full replacement cost of the Premises (or if the damage is to the Building, and the extent of the destruction is less than ten percent (10%) of the full replacement cost of the Building of which the Premises are a part). In the event the destruction of the Premises or the Building is to the extent greater than or equal to ten percent (10%) of the full replacement cost, then landlord shall have the option to (1) to repair or restore such damage, this Lease continuing in full force and effect, or (2) give notice to Tenant at any time within sixty (60) days after such damage terminating this Lease as of the date specified in such notice, which date shall be no less than thirty (30) and no more than sixty (60) days after the giving of such notice. In the event of giving such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate on the date so specified in such notice and the rent shall be paid up to date of said such termination.

     c. Notwithstanding anything to the contrary contained in this paragraph, Landlord shall have no obligation whatsoever to repair, reconstruct, or restore premises when the damage resulting from any casualty covered under this paragraph occurs during the last twelve (12) months of the term of the Lease or any extension thereof. Tenant may terminate this Lease in the event Landlord does not elect to repair, reconstruct or restore the Premise during the last twelve (12) months of the term.

     d. Landlord shall not be required to repair any injury or damage by fire or other cause or to make any repairs or replacements of any panels, decoration, office fixtures, railings, floor covering, partitions, or any other property installed in the Premises by Tenant.

     e. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises, Tenant's personal property, or any inconvenience or annoyance occasioned by such damage, repair, reconstruction, or restoration. For purposes of this paragraph, insurance proceeds shall not be considered to be "available" if payable to Landlord's lender and such lender will not release them for repairs.

23.  DEFAULT

     a. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant (an "Event of Default"):

          The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder as and when due where such failure shall continue for a period of three (3) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure (S)1161 regarding unlawful detainer actions.

     b. The failure by Tenant to observe or perform any of the other covenants, conditions, or provisions of this Lease to be observed or performed by the Tenant where such failure shall continue for a period of fifteen days after written notice thereof by Landlord to Tenant.

     c. The making by Tenant of any general assignment for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty days); or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty days; or the attachment, execution, or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged in thirty (30) days.

24.  DEFAULT REMEDIES

     If an Event of Default exists, in addition to any other rights or remedies of Landlord at law or in equity, Landlord shall have the following remedies:

     a. Landlord may recover from Tenant the rent as it becomes due and any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, irrespective of whether Tenant shall have abandoned the Premises. Landlord may sue monthly, annually, or after such equal or unequal periods as Landlord desires for amounts due hereunder. The right to collect rent as it becomes due shall terminate upon the termination by Landlord of Tenant's right to possession. Tenant's right to possession shall not be terminated unless and until Landlord delivers to Tenant written notice thereof.

     b. In the event Landlord elects not to terminate the Lease, Landlord shall have the right to attempt to relet the Premises at such rent and upon such conditions and for such a term as Landlord see fits, and to do all other acts necessary to maintain or preserve the Premises as Landlord deems reasonable and necessary, without being deemed to have elected to terminate the Lease, including removal of all persons and property from the Premises which property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event any reletting of the Premises occurs, such reletting shall be done for Tenant's account and be subject to the terms and conditions of subparagraph c. below. Notwithstanding the fact that Landlord may fail to elect to terminate the Lease initially, Landlord at any time during the term of this Lease may elect to terminate this Lease by virtue of any previous uncured default of Tenant.

     c. In the event that Landlord shall elect to reenter upon default by Tenant as provided above or shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice by law, then, if Landlord does not elect to terminate this Lease as provided herein, Landlord may from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Landlord shall also have the right to make alterations and repairs to the Premises. In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any cost of such reletting; third, to the payment of the cost of any alterations and repairs to the
          Premises: fourth, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should reletting result in the actual payment of rentals at less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord from time to time immediately upon demand therefor by Landlord. Tenant also shall pay to Landlord, on demand, as soon as ascertained, any costs and expenses incurred by Landlord in reletting or in making alterations and repairs to the Premises.

     d. Landlord, either as an alternative to or subsequent to exercising the remedies set forth above, may terminate Tenant's right to possession of the Premises by and upon delivery to Tenant of written notice of termination. Landlord may then immediately reenter the Premises and take Possession thereof pursuant to legal proceedings and remove all persons and property from the Premises which property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. In the event that Landlord elects to terminate Tenant's right of possession Landlord may recover all of the following:

     e. The worth at the time of award of the unpaid rent which had been earned at the time of termination. ("Worth at the time of award" shall be computed by allowing interest at the maximum rate permitted by law from the first day a breach occurs);

     f. The worth at the time of award of the amount by which the unpaid rent that would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of the rental loss that the Tenant proves could have been reasonably avoided ("Worth at the time of award" shall be determined by allowing interest at the maximum rate permitted by law from the first day a breach occurs);

     g. The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Tenant proves could be reasonably avoided. ("Worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%)).

     h. Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of events would be likely to result therefrom including, but not limited to, expenses of reletting, attorney's fees, costs of alterations and repairs, recording fees, filing fees, and any other expense customarily resulting from obtaining possession of leased Premises and releasing; and

     i. At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

25.  EMINENT DOMAIN

     a. If the Premises or any portion thereof are taken under the power of eminent domain, or sold by Landlord under the threat of the exercise of such power, this Lease shall terminate as to the part so taken as of the date that the condemning authority takes possession of the Premises. If more than twenty-five percent (25%) of the Premises is taken or sold under such threat, either Landlord or Tenant may terminate this Lease as of the date that the condemning authority takes possession by delivery of written notice of such election within twenty (20) days after such party has been notified of the taking or, in the absence thereof, within twenty (20) days after the condemning authority shall have taken possession.

     b. If this Lease is not terminated by Landlord or Tenant, it shall remain in full force and effect as to the portion of the Premises remaining, provided that, the monthly base rent shall be reduced by that proportion which the floor area of the Premises taken bears to the gross floor area of the Premises. In such event, Landlord may, at Landlord's expense, restore the Premises (but not Tenant's improvements therein) to a complete unit of like quality and character, except as to size, as existed prior to the date on which the condemning authority took possession.

     c. All awards for the taking of any part of the Premises or proceeds from the sale made under the threat of the exercise of the power of eminent domain shall be the property of Landlord, whether made as compensation for diminution of value of the leasehold estate, for the taking of the fee, or as severance damages; provided that Tenant shall be entitled to any award which is made for loss of or damage to Tenant's trade fixtures and removable personal property.

26.  OFFSET STATEMENT

     Tenant shall, at any time and from time to time upon not less than five days' prior written notice from Landlord, execute, acknowledge, and deliver to Landlord a statement in writing (a) certifying that this

     Lease is unmodified and in full force and effect (or, if modified, is in full force and effect, and stating the modifications) and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder or specifying such defaults if any are claimed. Tenant's failure to deliver such statement to Landlord within 5 days after receipt of Landlord's notice shall be conclusively deemed to be Tenant's acknowledgment that the Lease is unmodified, no rent or other charges have been paid in advance, and that, to Tenant's knowledge, there are no uncured defaults on the part of Landlord hereunder. In the event of a failure by Tenant to deliver such a statement to Landlord within such period Tenant appoints Landlord its attorney in fact to execute and deliver to interested parties any such statement on Tenant's behalf. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part.

27.  PARKING

     Tenant shall have the right to use the Parking Structure and the parking facilities adjacent to the Building and the Parking Structure in common with other tenants or occupants of the Building and such other persons or groups as Landlord may specify. Tenant shall have the right to use, on a non-reserved basis, the number of parking spaces set forth in paragraph 1.m. above at the cost set forth therein. Tenant's use of the parking facilities shall be subject to the rules and regulations of the City and County of San Diego and the reasonable rules and regulations for such parking facilities which may be established or altered by Landlord at any time or from time to time during the term hereof. Landlord specifically reserves the right to alter the nature or character of the parking facilities from time to time. In addition to Landlord's rules and regulations, Tenant shall abide by the terms and provisions of any recorded easement, declaration, or other agreement or instrument governing use of the Parking Structure.

28.  AUTHORITY OF PARTIES

     a. Corporate Authority. If Tenant is a corporation, each individual executing this Lease on behalf of said corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said corporation in accordance with a duly adopted resolution of the board of directors of said corporation or in accordance with the by-laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

     b. Limited Partnership. If Landlord herein is a limited partnership, it is understood and agreed that any claims by Tenant on Landlord shall be limited to the assets of the limited partnership; and furthermore, Tenant expressly waives any and all rights to proceed against the individual partners or the officers, directors, or shareholders of any corporate partner, except to the extent of their interest in said limited partnership.

29.  EXERCISE FACILITY

     a. Landlord agrees to maintain within the Parking Structure an exercise facility of approximately 900 square feet for non-exclusive use by Landlord, Tenant and other permitted users, according to such rules and regulations as Landlord may from time to time promulgate, throughout the term of the Lease and any extension thereof. Such facilities shall include exercise equipment of a type and quality selected by Landlord (which may, but need not necessarily include rowing machines, exercise bicycles and treadmills) plus separate men's and women's lockers and showers. Tenant agrees that (i) it will instruct all of its officers, agents, employees, guests, and invitees that use or the exercise facilities is at their own risk, and (ii) Landlord shall not be liable for any injuries of damages resulting from use of the facility by any party and shall not be subject to any claims, demands, liabilities or causes of action arising out of such use of the facility. Tenant shall indemnify, defend, and hold harmless Landlord from and against any and all claims, demands, liability, loss or damage arising out of use by the Tenant and its officers, agents, employees, guests or invitees of the exercise facility. Access to the facility shall be permitted only in accordance with Landlord's rules and regulations, and Landlord reserves the right to refuse access to such facility as a result of any breach or violation of Landlord's rules and regulations concerning use of the facility, or any other default under the terms of this Lease. Tenant acknowledges that Landlord may require each individual wishing to use the exercise facility to execute a waiver and indemnification in favor Landlord. Nothing contained in this numbered paragraph shall be deemed to limit or quality the scope or effect of such waiver and indemnification given to Landlord by each such individual in connection with their use of the exercise facility.

     b. Tenant shall be entitled to that number of passes indicated in subparagraph 1.o. of this Lease. Passes shall consist of building passcards encoded to permit access to the facility. Only those employees authorized by Tenant in writing shall have their passcards so encoded. If an authorized person does not otherwise have a passcard, a passcard will be provided for a deposit of $25. All users of the exercise facility shall sign a release and waiver in form acceptable to Landlord prior to admittance to the exercise facility.

30.  HAZARDOUS MATERIALS

     a.   Tenant shall not:

          i) Make, or permit to be made, any use of the Premises, or any portion thereof, which emits, or permits the emission of dust, sweepings, dirt, cinders, fumes, or odors into the atmosphere, the ground, or any body of water, whether natural or artificial; or

          ii) Discharge, leak, or emit, or permit to be discharged, leaked, or emitted, any liquid, solid, or gaseous matter, or any combination thereof, into the atmosphere, the ground, or any body of water, which matter, as reasonably determined by Landlord or any governmental entity, does, or may, pollute or contaminate the same, or is, or may become, radioactive or does, or may, adversely affect (1) the health or safety of persons wherever located, whether on the Premises or anywhere else, (2) the condition, use, or enjoyment of the Premises or any other real or personal property, whether on the Premises or anywhere else, or
               (3) the Premises, the Building, or any of the improvements, including buildings, foundations, pipes, utility lines, landscaping, or parking areas.

     b. Tenant shall not use, store, dispose of, or permit to remain on the Premises, the Building, or the underlying or adjacent property any solid, liquid, or gaseous matter, or any combination thereof, which is, or may become, hazardous, toxic, or radioactive including, but not limited to, those materials listed in Sections 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30 (as may be amended from time to time) or any material which, if discharged, leaked, or emitted or permitted to be discharged, leaked, or emitted into the atmosphere, the ground, or any body of water, does or may (i) pollute or contaminate the same, or (ii) adversely affect
          (1) the health or safety of persons, whether on the Premises or anywhere else, (2) the condition, use, or enjoyment of the Premises or anywhere else, or (3) the Premises, the Building, or any of the improvements (all of the foregoing collectively referred to herein as "Hazardous Materials").

     c. Tenant shall not keep any trash, garbage, waste, or other refuse on the Premises except in sanitary containers and shall regularly and frequently remove the same from the Premises. Tenant shall keep all incinerators, containers, or other equipment used for the storage or disposal of such matter in a clean and sanitary condition. Tenant shall properly dispose of all sanitary sewage and shall not use the sewage disposal system of the Building (i) for the disposal of anything except sanitary sewage, or (ii) in excess of the lesser of the amount (1) reasonably contemplated by the uses permitted under the Lease or (2) permitted by any governmental entity.

     d. Tenant shall, at Tenant's own expense, comply with all existing and any hereinafter enacted Hazardous Materials laws. Tenant shall, at Tenant's own expense, make all submissions to, provide all information to, and comply with all requirements of the appropriate governmental authority (the "Authority") under all Hazardous Materials laws. In particular, Tenant shall comply with all laws relating to the storage, use, and disposal of Hazardous Materials. Should any

          Authority require that a clean up or remediation plan be prepared or that a clean up or any other remediation action be undertaken because of any spills or discharges of Hazardous Materials at the premises or on the underlying or adjacent property that occur during the term of the Lease, or after expiration of the Lease if as a result of Tenant's use of the Premises, then Tenant shall, at Tenant's own expense, prepare and submit the required plans and financial assurances, and carry out the approved plans. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord for preparation of affidavits required by Landlord or for Landlord's own information, to determine the applicability of the Hazardous Materials laws to the Premises and shall sign affidavits promptly when requested to do so by Landlord.

     e. Tenant shall Indemnify, defend, and hold harmless Landlord from and against any and all claims, demands, judgments, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, penalties, costs, and expenses of any kind whatsoever, including but not limited to claims arising out of loss of life, injury to persons, property, or business, or damage to natural resources, in connection with or arising out of any spills or discharges of Hazardous Materials due to, contributed to, or caused by the activities of Tenant, its predecessors-in-interest, third parties who have trespassed on the Premises during this Lease, or parties in contractual relationship with Tenant, or any of them, that occur during the term of this Lease; and from all claims, demands, judgments, damages, actions, causes of action, injuries, administrative orders, consent agreements and orders, liabilities, penalties, costs, and expenses of any kind whatsoever, including but not limited to claims arising out of Tenant's failure to provide all information, make all submissions, and take all steps required by any Authority under any Hazardous Materials laws or any other environmental law. Notwithstanding the expiration or termination of this Lease, Tenant's obligations and liabilities under this paragraph shall continue so long as Landlord continues to own the Building or any portion thereof or otherwise remains responsible for any Hazardous Materials on the Premises.

     f. Tenant shall surrender the Premises at the expiration or termination of the Lease free of any Hazardous Materials or contamination, and free and clear of all judgments, liens, or encumbrances and shall, at its own cost and expense, repair all damage and clean up or perform any remedial action necessary relating to any Hazardous Materials or contamination caused by Tenant's operation. Tenant shall, at its sole cost and expense, remove any alterations or improvements that may be contaminated or contain Hazardous Materials.

31.  GENERAL PROVISIONS

     a. PLATS AND RIDERS. Clauses, plats, and riders, if any, signed by Landlord and Tenant and endorsed on or affixed to this Lease are a part hereof.

     b. WAIVER. The waiver by Landlord of any term, covenant, or condition herein contained shall not be a waiver of such term, covenant, or condition on any subsequent breach. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of the acceptance of such rent.

     c. NOTICES. All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be sent by United States Mail, postage prepaid, and addressed to Tenant at the address set forth on page 1., subparagraph 1.g., or to such other place as Tenant may from time to time designate in a notice to Landlord. All notices and demands by Tenant to Landlord shall be sent by United States Mail, postage prepaid, and addressed to Landlord at the address set forth on page 1, subparagraph l.f., or to such other person or place as Landlord may from time to time designate in a notice to Tenant. All notices shall be deemed to be served upon personal delivery or two (2) days after mailing in the manner required by this paragraph.

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

     d. JOINT OBLIGATION. If Tenant hereunder consists of more than one party, the obligations hereunder imposed upon Tenant shall be joint and several.

     e. MARGINAL HEADINGS. The marginal headings and article titles to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

     f. TIME. Time is of the essence of this Lease and each and all of its provisions in which performance is a factor.

     g. SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators, and assigns of the parties hereto.

     h. RECORDATION. Tenant shall not record this Lease or any other document relating to this Lease without the prior written consent of Landlord. Landlord may require Tenant [illegible] to execute a Memorandum of Lease, and may record one at any time.

     i. QUIET POSSESSION. Upon Tenant's paying the rent reserved hereunder and observing and performing all of the covenants, conditions, and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease.

     j. LATE CHARGES / RETURNED CHECKS. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges and late charges which may be imposed upon Landlord by terms of any trust deed covering the Premises. Accordingly, if any installment of base rent or of any amount due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after the date that said amount is due, then Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by the Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any of the other rights and remedies granted hereunder. In addition, all sums due hereunder shall bear interest from the date due through the date paid in full at a rate equal to the lesser of the following: (i) ten percent (10%) per annum, or (ii) the maximum rate then allowed by the California usury law. This paragraph shall not be construed as creating a grace period for the payment of base rent or other sums due to Landlord. All sums are due as and when required by this Lease and upon any default by Tenant, Landlord may immediately pursue any available remedies. In addition to such late charges, Tenant shall pay Landlord $25.00 (in addition to other sums owed) if for any reason a check given by Tenant to Landlord in payment of any amount owing to Landlord is dishonored.

     k. PRIOR AGREEMENTS. This Lease contains all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purposes. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

     l. INABILITY TO PERFORM. This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because Landlord is unable to fulfill any of its obligations hereunder or is delayed in doing so if such inability or delay is caused by reasons of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of Landlord.

     m. ATTORNEY'S FEES. If any action or proceeding is brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all costs and expenses, including the fees of its attorneys in such action or proceeding in such amount as the court may adjudge reasonable as attorney's fees.

     n. SALE OF PREMISES BY LANDLORD. In the event of any sale of the Building, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence, or omission occurring after the consummation of such sale; and the purchaser at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of Landlord under this Lease.

     o. SUBORDINATION, ATTORNMENT. Upon request of Landlord, Tenant will in writing subordinate its rights hereunder to the lien of any deed of trust now or hereafter in force against the land and Building of which the Premises are a part and upon any buildings hereafter placed upon the land of which the Premises are a part and to all advances made or hereafter to be made upon the security thereof. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any deed of trust made by the Landlord covering the Premises, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as the Landlord under this Lease. Tenant further agrees to execute any documents required to effectuate an attornment or a subordination. Tenant's failure to execute such documents within ten days after written demand shall constitute a material default by Tenant hereunder, or, at Landlord's option, Landlord shall execute such documents on behalf of Tenant as Tenant's attorney-in-fact. Tenant does hereby make, constitute, and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place, and stead to execute such documents in accordance with this subparagraph 30.(o). The provisions of this paragraph to the contrary notwithstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and effect for the full term hereof.

     p. NAME. Tenant shall not use the name of the Building or of the development in which the Building is situated for any purpose other than as an address of the business to be conducted by Tenant in the Premises.

     q. SEPARABILITY. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair, or invalidate any other provision hereof and such other provision shall remain in full force and effect.

     r. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

     s. CHOICE OF LAW. This Lease shall be governed by the laws of the State of California. Proper venue for any action shall be in San Diego, California.

     t. SIGNS AND AUCTIONS. Tenant shall not place any sign upon the Premises or Building or conduct any auction thereon without Landlord's prior written consent.

     u. BROKERS. The parties recognize that the brokers who negotiated this Lease are the brokers whose names are stated in paragraph 1, subparagraph l.p. and agree that Landlord shall be solely responsible for the payment of brokerage commissions to said brokers, and that Tenant shall have no responsibility therefor. If Tenant has dealt with any other person or real estate broker with respect to leasing or renting space in the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless against any liability in respect thereto, including attorney's fees and costs.

     v. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed as creating a partnership, joint venture, or any other relationship between the parties hereto other than Landlord and Tenant according to the provisions contained herein, or cause Landlord to be responsible in any way for the debts or obligations of Tenant, or any other party.

     w. LENDER'S REQUIREMENTS. If, in connection with any future mortgage financing of Landlord's interest in the Premises or the Building, or any part thereof or any interest therein, a bank, insurance company, or other recognized institutional lender or real estate investment trust requests reasonable modifications of this Lease as a condition of such financing, Tenant will not unreasonably withhold, delay, or defer its consent thereto.

     x. NO THIRD PARTY BENEFIT. The parties acknowledge and agree that the provisions of this Lease are for the sole benefit of Landlord and Tenant, and not for the benefit, directly or indirectly, of any other person or entity, except as otherwise expressly provided herein.

     y. ADDITIONAL RENT. All amounts payable by Tenant to Landlord pursuant to the terms of this Lease shall be deemed to be additional rent due hereunder.

     z. COMMISSIONS. If, after one year from the commencement of the term of this Lease or upon the expiration of the term of this Lease, Tenant either (i) exercises an option (if any) to extend the term of this Lease, (ii) amends this Lease or enters into a new lease with Landlord for space anywhere within the Building, or (iii) moves to another building or location owned by Landlord or an affiliate of Landlord, then in any such event Landlord shall be responsible for the payment of a leasing commission to any party employed or engaged by Tenant. Tenant shall indemnify, defend, and hold Landlord harmless from and against any other leasing commission or similar costs or expenses incurred to parties employed or engaged by Tenant or incurred based upon the actions of Tenant.

     aa. This Lease has been negotiated at arms length and between persons sophisticated and knowledgeable in the matters dealt with in this Lease. In addition, each party has been represented by experienced and knowledgeable legal counsel. Accordingly, any rule of law (including Civil Code Section 1654) or legal decision that would require interpretation of any ambiguities in this Lease against the party that has drafted it is not applicable and is waived. The provisions of this Lease shall be interpreted in a reasonable manner to effect the purpose and intent of the parties to this Lease.


THIS LEASE INCLUDES THE PROVISIONS CONTAINED ON THE "ADDENDUM TO LEASE" ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE.

TENANT:                                          LANDLORD:

INTEK INFORMATION, INC.                          M&S CALIFORNIA FUND, L.P.

                                                 By:   Maier & Siebel, lnc.
                                                 Its:  General Partner


By: /s/  Patrick F. O'Neal, Managing Director    By: /s/  Kenneth A. Baber
    -----------------------------------------        ---------------------
                                                     Kenneth A. Baber, Principal

Date: June 18, 1997                              Date: June 26, 1997

                       LANDLORD'S RULES AND REGULATIONS


1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed, or affixed on or to any part of the outside or inside of the Building without the written consent of Landlord first had and obtained, and Landlord shall have the right to remove any such sign, placard, picture, advertisement, name, or notice without notice to and at the expense of Tenant. All approved signs or lettering on doors shall be printed, painted, affixed, or inscribed by the Landlord at the expense of the Tenant. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition, or wall which may appear unsightly from outside the Premises, provided, however, that Landlord may furnish and install a Building standard window covering at all exterior windows. Tenant shall not, without prior written consent of Landlord, cause or otherwise sunscreen any window.

2. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress and egress from their respective Premises.

3. Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors or windows of the Premises.

4. The toilet rooms, urinals, wash bowls. and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein; and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who or whose employees or invitees shall have caused it.

5. Tenant shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

6. No furniture, freight. or equipment of any kind shall be brought into the Building without prior notice to Landlord and all moving of the same into or out of the Building shall be done at such time and in such manner as Landlord shall designate. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building and also the times and manner of moving the same in and out of the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on supports of such thicknesses as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such sale or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

7. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building. No smoking is permitted in or about the common areas of the Building.

8. No cooking shall be done or permitted by any Tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable, or immoral purposes. Non-industrial Microwave ovens are permissible for Tenant use on the Premises.

9. Tenant shall not use or keep in the Premises or Building any kerosene, gasoline, or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord.

10. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of Landlord, except as expressly provided for in the Lease. The location of telephones, call boxes, and other office equipment affixed to the Premises shall be subject to the approval of Landlord unless otherwise stated in this Lease.

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

11. On Saturdays, Sundays and legal holidays, and on other days between the hours of 7:00 P.M. and 7:00 A.M. the following day, access to the Building, or to the halls, corridors, elevators, or stairways in the Building, or to the Premises may be refused unless the person seeking access is known to the tenant's employee in charge and has a pass or is property identified. The Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. Landlord may permit access to the Building by use of an electronic card system during the periods stated above, in which case Tenant may obtain security pass cards for its employees from Landlord upon payment of a $25.00 deposit per card to be refunded upon return of the card. Landlord reserves the right to refuse to give security cards to any person, or to revoke security cards from any person. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the Building during the continuance of the same by closing of the doors or otherwise for the safety of the tenants and protection of property in the Building and the Building,

12. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under influence of liquor or drugs or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

13. No vending machine or machines of any description shall be installed, maintained, or operated upon the Premises without the written consent of Landlord.

14. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

15. Without the written consent of Landlord, Tenant shall not use the name of the Building in connection with or in promoting or advertising the business of Tenant except as Tenant's address.

16. Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

17. All entrance doors in the Premises shall be left locked when the Premises are not in use, and all doors opening to public corridors shall be kept closed except for normal ingress and egress from the Premises.

18. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus, and electricity, gas or air outlets before Tenant and its employees leave the Premises. Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

19. Tenant shall not park its vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks.

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

                                   ADDENDUM

THIS IS ADDENDUM TO THAT CERTAIN OFFICE BUILDING LEASE BY AND BETWEEN SUNROAD PLAZA EAST AND INTEK INFORMATION, INC., FOR THE PREMISES LOCATED AT 1455 FRAZEE ROAD, SUITE 200, SAN DIEGO, CA 92108.


1 .    Base Rent:

                                                            Monthly
                 Months                   Rent/RSF           Rent
                 ------                   --------           ----
          09/01/97-11/30/97        $0.00 plus utilities    $     0.00
          12/01/97-11/30/98        $1.45 plus utilities    $12,046.60
          12/01/98-11/30/99        $1.50 plus utilities    $12,462.00
          12/01/99-11/30/00        $1.55 plus utilities    $12,877.40
          12/01/00-11/30/01        $1.60 plus utilities    $13,292.80
          12/01/01-11/30/02        $1.65 plus utilities    $13,708.20


2. Operating Expenses: Base Year 1998. Additionally, there shall be an overall cap of controllable expenses at 8% per annum and there shall not be any passthroughs of real estate taxes as a result of a sale or refinance of the Building.

3. Tenant Improvements: Landlord shall provide a "turn key" build-out package not to exceed $15 per usable square foot based upon a mutually agreed-upon space plan and finishes.

4.   Commission: 6% of the aggregate amount payable as follows:

          Landlord's Broker =    2.5%
          Tenant's Broker   =    3.5%

5. First Right of Refusal: Tenant shall have the first right of refusal to lease additional space anywhere on the second floor, subject to prior rights.

6.   Option to Renew:

     a) Landlord grants to Tenant the option to extend the term of this Lease (the "Renewal Option") with respect to all of the rentable area of the Premises leased by Tenant as of the expiration of the initial term of the Lease for an additional sixty (60) months (the "Renewal Term"). The Renewal Term shall commence immediately following the expiration of the initial term of the Lease. The Renewal Option shall be exercised, if at all, by notice to Landlord at any time during the initial term of this Lease on or before the date that is nine (9) months prior to the expiration of the initial term of this Lease, which notice shall be irrevocable by Tenant. Notwithstanding the foregoing, if an Event of Default exists under this Lease either at the time Tenant exercises the Renewal Option or at any time thereafter prior to or upon the commencement of the Renewal Term, Landlord shall have, in addition to all of Landlord's other rights and remedies under this Lease, the right to terminate the Renewal Option and to cancel unilaterally Tenant's exercise of the Renewal Option, in which event Tenant shall have no further rights under the Lease to renew or extend the term of the Lease.

     b)   Renewal Term Rent:

          i) The Renewal Term shall be upon and subject to all of the terms, covenants, and conditions of the Lease; provided, however, that the base rent for the Renewal Term shall be equal to the Prevailing Market Rental for space comparable to the Premises in the San Diego, California area as of the date of commencement of the Renewal Term, provided that Tenant shall be entitled to a refurbishment allowance of $5.00 per usable square foot of the Premises at the commencement of the Renewal Term. The term "Prevailing Market Rental" shall mean the base annual rental for such comparable space, taking into account any additional rental and all other monetary payments and escalations payable under the Lease and by tenants under leases of such comparable space, and any tenant improvements and other concessions granted to Tenant and tenants under leases of such comparable space. Such base rent shall be determined by Landlord not later than six (6) months prior to the commencement of the Renewal Term. If Tenant disputes Landlord's termination of the Prevailing Market Rental for the Renewal Term, Tenant shall send to Landlord a notice, within twenty (20) days after the date of Landlord's notice setting forth the Prevailing Market Rental for the Renewal Term, which notice shall state that Tenant either (x) agrees with Landlord's determination of Prevailing Market Rental for the Renewal Term or (y) disagrees with Landlord's determination of Prevailing Market Rental for the Renewal Term and elects to resolve the disagreement as provided in Paragraph 6.b.ii. below. Tenant's monthly payments of base rent shall be in an amount not less than the base rent payable for the twelve (12) month period immediately preceding the commencement of the Renewal Term. Within ten (10) business days following the resolution of such dispute by the parties or the decision of the brokers, as applicable, Tenant shall pay to Landlord the amount of any deficiency in the base rent theretofore paid. Notwithstanding anything to the contrary set forth in this Paragraph 6, in no event shall the base rent for any Renewal Term be less than the effective base rent payable for the twelve (12) month period immediately preceding the commencement of the Renewal Term. Tenant shall in any event pay all applicable additional charges with respect to the Premises, in the manner and at the times provided in this Lease, effective upon the commencement of the Renewal Term, and notwithstanding any dispute regarding the base rent for the Renewal Term.

          ii) Any disagreement regarding the Prevailing Market Rental as defined in this Paragraph 6 shall be resolved as follows:

               a) Within twenty (20) days after Tenant's response to Landlord's notice to Tenant of the Prevailing Market Rental, Landlord and Tenant shall meet no less than two (2) times, at a mutually agreeable time and place, to attempt to resolve any such disagreement.

               b) If, within the twenty (20) day consultation period, Landlord and Tenant cannot reach an agreement as to the Prevailing Market Rental, they shall each select one broker to determine the Prevailing Market Rental. Each such broker shall arrive at a determination of the Prevailing Market Rental and submit their conclusions to Landlord and Tenant within thirty (30) days after the expiration of the twenty
                    (20) day consultation period.

               c) If only one determination is submitted within the requisite time period, it shall be deemed to be the Prevailing Market Rental. If both determinations are submitted within such time period and such terminations differ, then the two brokers shall immediately select a third broker and submit their determinations to such third broker. Such third broker shall, within thirty (30) days after his or her selection, determine in writing which determination of the Prevailing Market Rate is correct or closest to being correct, and such determination shall be the Prevailing Market Rate. The determination of such third broker shall be conclusive and binding on the parties.

          iii) All brokers specified pursuant to this Paragraph 6 shall be real estate brokers licensed and in good standing with the State of California with not less than ten (10) years experience

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

               in commercial property leasing in the San Diego, California area. Each party shall pay the cost of the broker selected by such party and one-half of the cost of the third broker plus one-half of any other costs incurred in resolving the disagreement pursuant to this Paragraph 6.

7.   HVAC: Hours of operation free of charge to Tenant:
           Monday - Friday:  7:00 a.m. to 6:00 p.m.
           Saturdays:        8:00 a.m. to 2:00 p.m.

     After hours charges shall be $20.00 per hour. Additionally, Landlord shall provide Tenant with continuous (twenty-four (24) hours per day, seven (7) days per week) heating, ventilating and air conditioning, at Landlord's expense, to the 600-650 square foot computer room on the Premises, such that a constant temperature of between sixty and sixty-five degrees Fahrenheit (60-65 degreesF) is maintained in the computer room.

8. Building Signage: Upon Landlord's written approval and subject to CC&Rs, Tenant, at Tenant's expense, may install its name on the existing monument sign at the corner of Frazee Road and Murray Canyon Road.

9. Non-Disturbance: Landlord shall use its commercially reasonable best efforts to provide Tenant with a non-disturbance agreement.

10. Lease Termination: Should Landlord not be able to accommodate Tenant's future anticipated growth of 125% or more in comparable space within the Sunroad Plaza project, then Tenant shall be granted the one-time right to terminate this Lease at the end of the 36th month of the initial lease term. Tenant must notify Landlord, in writing, of Tenant's intent to terminate no later than the end of the 30th month of the initial lease term. Upon Tenant giving Landlord notice of its intent to terminate the Lease, Tenant shall submit to Landlord an amount equal to all unamortized
     (i) tenant improvements, (ii) brokerage commissions, and (iii) rent differential between the effective rent over the 5-year term and the average rent paid during the first three (3) years of the term. An annual interest rate of 12% shall be utilized in calculating the unamortized costs discussed above.

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